Exhibit 99.1

INVENSENSE® ANNOUNCES FIRST QUARTER FISCAL YEAR 2014 RESULTS

•	First Quarter Fiscal 2014 Net Revenues: $55.9 Million

•	First Quarter Fiscal 2014 Net Income: $10.3 Million

•	First Quarter Fiscal 2014 Diluted Earnings Per Share: $0.12 and Non-GAAP Diluted Earnings Per Share: $0.14

SUNNYVALE, California, July 30, 2013 – InvenSense, Inc. (INVN), the leading provider of MotionTracking(TM) devices for consumer electronics, today announced its first quarter fiscal year 2014 results.

Net revenue for the first fiscal quarter of 2014 was $55.9 million, up from $39.2 million for the first fiscal quarter of 2013.

Net income for the first fiscal quarter of 2014 was $10.3 million, up from $7.7 million for the first fiscal quarter of 2013.

Diluted earnings per share for the first fiscal quarter of 2014 was $0.12, up from $0.09 for the first fiscal quarter of 2013.

InvenSense ended the first fiscal quarter of 2014 with $208.6 million in cash, cash equivalents and investments, compared to $200.3 million at the end of fiscal year 2013.

Management believes that certain other financial information is useful when evaluating business results and provides supplemental information on a non-GAAP (generally accepted accounting principles) basis, non-GAAP net income for the first fiscal quarter of 2014 was $12.7 million, or $0.14 per diluted share. This compares to non-GAAP net income of $9.1 million, or $0.10 per diluted share for the first fiscal quarter of 2013. Non-GAAP adjustments for the first fiscal quarter of 2014, net of tax included; $2.3 million in non-cash stock-based compensation expense. The reconciliation between GAAP and non-GAAP net income for all referenced periods is provided in a table immediately following the Unaudited GAAP Condensed Consolidated Statements of Income below.

Management Qualitative Comments

“This is a very exciting time for the company”, said Behrooz Abdi President and CEO. “With our product performance achievements and product roadmap, we are enjoying strong competitive positioning and believe that customer design activity and confirmed design wins at customers has never been stronger. With extraordinary execution, in the June quarter we again shipped a record number of units in that period growing our revenue 43% year over year and expect to again ship a record number of our products in the current quarter growing sequential unit volumes and revenues significantly.”

First Quarter Fiscal Year 2014 Earnings Conference Call

A conference call will be held today at 1:30 p.m. Pacific Time to discuss the quarter’s results and management’s current business outlook. To listen to the conference call, please dial (877) 280-4956 ten minutes prior to the start of the call, using the passcode 10043494. International callers, please dial (857) 244-7313. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available for one week. To access the replay, please dial (888) 286-8010 and enter passcode 93324388. International callers please dial (617) 801-6888. The conference call will be available via a live webcast on the investor relations section of InvenSense`s web site at http://www.invensense.com. An archived webcast replay will be available on the web site for three months.

Note Regarding Use of Non-GAAP Financial Measures

As above, in addition to the company’s condensed consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes stock-based compensation expenses, net of tax, recorded under Accounting Standard Codification 718-10, significant income tax discrete items and other non-GAAP financial adjustments. The company uses these non-GAAP measures in its own financial and operational decision-making processes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company’s core operating results and trends, and to facilitate comparability with the operating results of other companies that provide similar non-GAAP measures. These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. For example, stock-based compensation is an important component of the company’s compensation mix, and will continue to result in significant expenses in the company’s GAAP results for the foreseeable future, but is not reflected in the non-GAAP measures. Also, other companies, including companies in InvenSense’s industry, may calculate non-GAAP financial measures differently, limiting their usefulness as comparative measures.

Forward-Looking Statements

Statements in this press release that are not historical are “forward-looking statements” as the term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally written in the future tense and/or preceded by words such as “will,” “expects,” “anticipates,” or other words that imply or predict a future state. Forward-looking statements include any projection of revenue, gross margin, expense or other financial items discussed in this press release, including the expansion of our customer design pipeline and the potential for continued gains in our share of the mobile, computing and consumer market segments. Investors are cautioned that all forward-looking statements in this release involve risks and uncertainty that can cause actual results to differ from those currently anticipated, due to a number of factors, including without limitation, the continued adoption of motion tracking and motion sensing as an interface in consumer electronics products, our achievement of design wins, consumer acceptance of our customers’ products that incorporate our solutions, intense competition in our industry; our dependence on a limited number of customers for a substantial portion of our revenues; our lack of long-term supply contracts and dependence on limited sources of supply; our ability to continue to develop and introduce new and enhanced products on a timely basis; and potential decreases in average selling prices for our products, as well as changes in economic conditions in our markets and other risk factors discussed in documents filed by us with the Securities and Exchange Commission (SEC) from time to time. Copies of InvenSense’s SEC filings are posted on the company’s website and are available from the company without charge. Forward-looking statements are made as of the date of this release, and, except as required by law, the company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

About InvenSense

InvenSense Inc. (INVN) is the world`s leading provider of MotionTracking(TM) solutions for consumer electronic devices. The company`s patented InvenSense Platform and patent-pending MotionFusion(TM) technology address the emerging needs of many mass-market consumer applications via improved performance, accuracy, and intuitive motion- and gesture-based interfaces. InvenSense technology can be found in consumer electronic products including smartphones, tablets, gaming devices, optical image stabilization, and remote controls for Smart TVs. The company`s MotionTracking products are also being integrated into a number of industrial applications. InvenSense is headquartered in Sunnyvale, California and has offices in China, Taiwan, Korea, Japan, and Dubai. More information can be found at www.invensense.com.

Investor Inquiries, Contact:

Alan Krock

Chief Financial Officer

ir@invensense.com

For Press Inquiries, Contact:

David Almoslino

408.988.7339 x285

dalmoslino@invensense.com

©2013 InvenSense, Inc. All rights reserved. InvenSense, MotionTracking, MotionProcessing, MotionProcessor, MotionFusion, MotionApps, DMP, and the InvenSense logo are trademarks of InvenSense, Inc. Other company and product names may be trademarks of the respective companies with which they are associated.

INVENSENSE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	June 30, 2013	July 1, 2012
Net revenue	$55,910	$39,202
Cost of revenue	26,591	17,639

Gross profit	29,319	21,563
Operating expenses:
Research and development	8,114	5,655
Selling, general and administrative	9,155	6,258

Total operating expenses	17,269	11,913

Income from operations	12,050	9,650
Other income (expense), net	80	37

Income before income taxes	12,130	9,687
Income tax provision	1,808	2,036

Net income	$10,322	$7,651

Net income per share:
Basic	$0.12	$0.09

Diluted	$0.12	$0.09

Weighted average shares outstanding in computing net income per share:
Basic	85,038	81,184

Diluted	87,914	87,080

INVENSENSE, INC.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	June 30, 2013	July1, 2012
GAAP net income	$10,322	$7,651
Items reconciling GAAP net income to non-GAAP net income, net of tax;
Stock-based compensation expense	2,334	1,489

Non-GAAP net income	$12,656	$9,140

Basic	$0.15	$0.11

Diluted	$0.14	$0.10

INVENSENSE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

(Unaudited)

	June 30, 2013	March 31, 2013
Assets
Current assets:
Cash and cash equivalents	$110,224	$100,843
Short-term investments	59,767	77,040
Accounts receivable	31,901	30,098
Inventories	33,715	23,762
Prepaid expenses and other current assets	16,014	13,302

Total current assets	251,621	245,045
Property and equipment, net	11,637	8,650
Long-term investments	38,607	22,442
Other assets	3,482	2,957

Total assets	$305,347	$279,094

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$20,819	$14,464
Accrued liabilities	6,573	7,753

Total current liabilities	27,392	22,217
Long-term liabilities	7,636	6,930

Total liabilities	35,028	29,147

Stockholders’ equity:
Preferred stock:
Preferred stock, $0.001 par value — 20,000 shares authorized, no shares issued and outstanding at June 30, 2013 and March 31, 2013	—	—
Common stock:
Common stock, $0.001 par value — 750,000 shares authorized, 86,210 shares issued and outstanding at June 30, 2013, 84,980 shares issued and outstanding at March 31, 2013	168,224	158,108
Accumulated other comprehensive income (loss)	(16)	50
Retained earnings	102,111	91,789

Total stockholders’ equity	270,319	249,947

Total liabilities and stockholders’ equity	$305,347	$279,094

INVENSENSE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	June 30, 2013	July 1, 2012
Cash flows from operating activities:
Net income	$10,322	$7,651
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	675	557
Loss on disposal of property and equipment	1	—
Stock-based compensation expense	2,818	1,673
Deferred income tax assets	(52)	(2)
Tax effect of employee benefit plans	2,724	1,215
Excess tax benefit from stock-based compensation	(2,724)	(1,215)
Changes in operating assets and liabilities:
Accounts receivable	(1,803)	(10,761)
Inventories	(9,953)	(7,697)
Prepaid expenses and other current assets	(657)	(694)
Other assets	(500)	986
Accounts payable	6,758	7,867
Accrued liabilities	(1,216)	(307)

Net cash provided by (used in) operating activities	6,393	(727)

Cash flows from investing activities:
Purchase of property and equipment	(3,954)	(1,586)
Proceeds from the sale of property and equipment	1	—
Sales and maturities of available-for-sale investments	28,526	3,126
Purchase of available-for-sale investments	(27,514)	(48,484)

Net cash used in investing activities	(2,941)	(46,944)

Cash flows from financing activities:
Net proceeds from exercise of warrants	—	81
Proceeds from issuance of common stock	3,208	1,115
Offering costs	—	(340)
Payments of long-term debt and capital lease obligations	(3)	(7)
Excess tax benefit from stock-based compensation	2,724	1,215

Net cash provided by financing activities	5,929	2,064

Net increase (decrease) in cash and cash equivalents	9,381	(45,607)
Cash and cash equivalents:
Beginning of period	$100,843	$153,643

End of period	$110,224	$108,036

Supplemental disclosures of cash flow information:
Cash paid for interest	—	$1

Cash paid for income taxes	$87	$7

Noncash investing and financing activities:
Unpaid accounts payable for property and equipment purchased	$1,555	$298

Unrealized (loss) gain from available-for-sale investments	$(95)	$73

Non-cash warrant exercises	—	$70

Proceeds receivable from the exercise of stock options	$1,366	—

Unpaid accrued liabilities for offering costs incurred	—	$164